SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 14, 2003
(Date of earliest event reported)

ONYX ACCEPTANCE OWNER TRUST 2003-C
(Issuer with respect to Notes)

ONYX ACCEPTANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	333-103244-02	33-0639768
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

27051 Towne Centre Drive, Suite 200
Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 465-3900

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
Signatures
EXHIBITS INDEX
EXHIBIT 4.16
EXHIBIT 4.17

Item 5. Other Events.

     Onyx Acceptance Corporation (“Onyx”), the Registrant, JPMorgan Chase Bank (“JPMorgan”), XL Capital Assurance, Inc., Onyx Acceptance Owner Trust 2003-C (the “Trust”) and Systems & Services Technologies, Inc. (the “Backup Servicer”) have entered into that certain Backup Servicing Agreement dated as of November 14, 2003 (the “Backup Servicing Agreement”) pursuant to the terms of that certain Sale and Servicing Agreement dated as of July 1, 2003, between the Trust, the Registrant, Onyx and JPMorgan (the “Sale and Servicing Agreement”). The Trust, the Registrant, Onyx and JPMorgan have also entered into Amendment No. 1 to the Sale and Servicing Agreement dated as of November 14, 2003 (“Amendment No. 1”) to modify certain provisions of the Sale and Servicing Agreement relating to the rights of the Backup Servicer.

     On behalf of the Trust, the undersigned Registrant under Registration Statement on Form S-3 No. 333-103244 has caused to be filed with the Commission the Backup Servicing Agreement and Amendment No. 1 as Exhibit 4.16 and Exhibit 4.17, respectively.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description

4.16	Backup Servicing Agreement, dated as of November 14, 2003, between Onyx Acceptance Corporation, Onyx Acceptance Financial Corporation, JPMorgan Chase Bank, XL Capital Assurance, Inc., Onyx Acceptance Owner Trust 2003-C and Systems & Services Technologies, Inc.
4.17	Amendment No. 1 to Sale and Servicing Agreement, dated as of November 14, 2003, between Onyx Acceptance Owner Trust 2003-C, Onyx Acceptance Financial Corporation, Onyx Acceptance Corporation and JPMorgan Chase Bank.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2003	ONYX ACCEPTANCE FINANCIAL CORPORATION

	By:	/s/ Don P. Duffy

Don P. Duffy
Executive Vice President

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EXHIBITS INDEX

Exhibit No.	Description

4.16	Backup Servicing Agreement, dated as of November 14, 2003, between Onyx Acceptance Corporation, Onyx Acceptance Financial Corporation, JPMorgan Chase Bank, XL Capital Assurance, Inc., Onyx Acceptance Owner Trust 2003-C and Systems & Services Technologies, Inc.
4.17	Amendment No. 1 to Sale and Servicing Agreement, dated as of November 14, 2003, between Onyx Acceptance Owner Trust 2003-C, Onyx Acceptance Financial Corporation, Onyx Acceptance Corporation and JPMorgan Chase Bank.